Exhibit 16.1

                                    Offices in New York and New Jersey

                                    135 West 50th Street
M.R.WEISER & CO.LLP                 New York, NY 10020-1299
                                    Tel. 212-641-6700
Certified Public Accountants        Fax. 212-641-6888
and Consultants




August 4, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read and agree with the comments as it relates to our firm in Item 4 of Form 8-K of Steritek, Inc. dated July 31,
1997.

Sincerely,

s/ M.R. WEISER & CO.LLP

M.R. Weiser & Co.LLP